Exhibit 99.2

First M&F Corp. to Present at Gulf South Bank Conference

KOSCIUSKO, Miss., April 13 /PRNewswire-FirstCall/ -- First M&F Corp. (Nasdaq: FMFC) announced today their participation in this year’s Gulf South Bank Conference. First M&F will present at the 12th Annual Gulf South Bank Conference at 3:10 PM on Monday, April 30, 2007. The event will be held at the Ritz-Carlton Hotel in New Orleans and is being Web cast via http://www.Shareholder.com.

First M&F Corp., the parent of M&F Bank, is committed to proceed with its mission of making the Mid-South better by exceeding expectations everyday in 28 communities in Mississippi, Tennessee, Alabama and Florida.

Caution Concerning Forward-Looking Statements

This document may include certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and are subject to uncertainty and changes in circumstances. Actual results may differ materially from these expectations due to changes in economic, business, competitive, market and regulatory factors. More detailed information about those factors is contained in First M&F Corporation’s filings with the Securities and Exchange Commission.

SOURCE  First M&F Corporation
          -0-                                                      04/13/2007
          /CONTACT:  John G. Copeland, EVP & Chief Financial Officer of First M&F Corporation, +1-662-289-8594/
          /Web site:  http://www.mfbank.com
                            http://www.Shareholder.com /
          (FMFC)